AXP FEDERAL INCOME FUND, INC.
                                 EXHIBIT INDEX
Exhibit Index

(a)(2)   Articles of Amendment to the Articles of Incorporation dated
         June 16, 1999.

(b)      By-laws,   as  amended  January  11,  2001.

(h)(7) Transfer Agency Agreement dated May 10, 2001 between Registrant and American Express Client Service Corporation.

(i)      Opinion  and Consent of Counsel.

(j)      Independent Auditors' Consent.

(q)(1) Directors' Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 11, 2001.

(q)(2) Officers' Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 11, 2001.

(q)(3)   Trustees' Power of Attorney for the Master Fund, dated Jan. 11, 2001.

(q)(4)   Officers'  Power of Attorney for the Master Fund, dated Jan. 11, 2001.